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                                                                    EXHIBIT 99.1

[LOGO OF OLIN]                                                   [LOGO OF CHASE]

                                  NEWS RELEASE

                                     Olin Investor Contact:      Richard E. Koch
                                                                  (203) 750-3254

                                        Olin Press Contact: Thomas J. Fitzgerald
                                                                  (203) 750-3831

                              Chase Investor/Press Contact:       Todd A. Slater
                                                                  (419) 485-3193

================================================================================

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                  Olin Corporation to Acquire Chase Industries
                  --------------------------------------------

     NORWALK, CT, May 8, 2002 - Olin Corporation (NYSE: OLN) and Chase Industries Inc. (NYSE: CSI) today announced they have entered into a merger agreement under which Chase, a leading manufacturer of brass rod, will become a wholly-owned subsidiary of Olin. Chase stockholders will receive a fixed exchange ratio of 0.64 shares of Olin common stock for each outstanding share of Chase common stock in a tax-free share exchange. Olin will issue approximately 10 million common shares under the agreement.

     The transaction is conditioned on shareholder approval of both companies, regulatory clearance and other customary closing conditions. Citicorp Venture Capital, which owns approximately 48% of Chase's outstanding common shares, has agreed to vote its shares in favor of this transaction.

     This acquisition is expected to be immediately accretive to Olin's earnings and will also strengthen Olin's financial position.

     Joseph D. Rupp, Olin President and Chief Executive Officer, said, "I firmly believe that Olin and Chase are quite complementary and such a combination is in the best

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interest of both sets of shareholders. Each of our companies is a leader with premier reputations in our respective fields. Our combination would create a company with the scale, scope and critical mass to compete more effectively, and would create a stronger, less cyclical company."

     John Steadman, Chase President and Chief Executive Officer, said, "This merger of two industry leaders will give Chase access to additional technical, product development and marketing resources to more rapidly expand its markets and potentially broaden its product line by leveraging the combined skills and technologies of both Chase's rod and Olin's strip businesses."

     Chase, with 2001 sales of $232 million, is a leading manufacturer and supplier of brass rod in the U.S and Canada. Employing more than 300 people at its Montpelier, OH, plant, Chase is an ISO 9002 certified manufacturer and supplier of brass rod in North America. Its diverse customer base of more than 250 companies uses Chase's "Blue Dot" trademark rod to produce a variety of products, such as plumbing fixtures, heating and air conditioning components, industrial valves, automotive parts and numerous hardware components. Chase had
15.3 million shares of common stock outstanding as of March 31, 2002.

     Headquartered in Norwalk, CT, Olin Corporation had 2001 sales of $1.3 billion. Olin is a leading North American producer of copper and copper-based alloys, sporting ammunition and chlorine and caustic soda. Olin had 46.8 million shares of common stock outstanding as of March 31, 2002.

     Lehman Brothers Inc. acted as Olin's sole financial advisor with respect to this transaction and Credit Suisse First Boston acted as Chase's sole financial advisor.


                           CONFERENCE CALL INFORMATION

     Olin and Chase will hold a joint conference call with securities analysts at 10:00 a.m., Eastern time, May 8. Anyone desiring to listen to the call may do so via the Internet by following the instructions posted under the Conference Call icon on Olin's internet website, www.olin.com. Listeners should log on to
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the website at least 15 minutes before the call. The call also will be audio archived on the Olin website for future replay. A text of the prepared remarks from the conference call will be available on the website after the conclusion of the call. Archived versions of the call will be available until May 22.

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FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on management's beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words "anticipate," "intend," "may," "expect," "believe," "should," "plan," "will," "estimate," and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to:

o general economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the markets served by us, such as automotive, electronics, coinage, telecommunications, ammunition and housing;

o    the cyclical nature of our operating results;

o competitive pressures affecting selling prices and volumes, particularly changes in electrochemical unit, which we refer to as an ECU, prices from expected levels;

o the supply/demand balance for our products, including the impact of excess industry capacity;

o the occurrence of unexpected manufacturing interruptions/outages, including those occurring as a result of production hazards;

o    efficacy of new technologies;

o    loss of key customers or suppliers;

o acceleration or expansion of backward integration by current and potential customers;

o    higher-than-expected raw material and utility costs;

o    higher-than-expected transportation and/or logistics costs;

o    failure to achieve targeted cost reduction programs;

o    environmental costs and other expenditures in excess of those projected;

o    changes in laws and regulations inside or outside the United States;

o    higher-than-expected interest rates; and

o the occurrence of extraordinary events, such as the attacks on the World Trade Center and the Pentagon that occurred on September 11, 2001.

All of our forward-looking statements should be considered in light of these factors.

Olin Corporation and Chase Industries Inc. will file a proxy statement/prospectus and other documents regarding the proposed merger described in this press release with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about Olin Corporation and Chase Industries Inc., and the proposed transaction. A definitive proxy statement/prospectus will be sent to security holders of Olin Corporation seeking their approval of the issuance of Olin Corporation Stock in the transaction and to security holders of Chase Industries Inc. seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by Olin Corporation and Chase Industries Inc. with the SEC at the SEC's web site at http://www.sec.gov. The definitive proxy
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statement/prospectus and other documents may also be obtained free of cost by directing a request to:

     Olin Corporation
     PO Box 4500
     501 Merritt 7
     Norwalk, CT  06856-4500
     Attn:  Investor Relations
     Tel:  (203) 750-3254


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